JOINT FILING AGREEMENT August 22, 2025

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock of Goosehead Insurance, Inc., par value $0.01 per share, and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MARK E. JONES
By: /s/ Mark E. Jones

[Signature Page to Joint Filing Agreement]

BENJAMIN DOUGLAS JONES TRUST

By: /s/ Mark E. Jones

Name: Mark E. Jones
Title: Attorney-In-Fact

ALEXANDRA NICOLE ROGERS TRUST

By: /s/ Mark E. Jones

Name: Mark E. Jones
Title: Attorney-In-Fact

BRENDAN SCOT JONES TRUST

By: /s/ Mark E. Jones

Name: Mark E. Jones
Title: Attorney-In-Fact

JOSHUA THOMAS JONES TRUST

By: /s/ Mark E. Jones

Name: Mark E. Jones
Title: Attorney-In-Fact

EMILY MARIE JONES TRUST

By: /s/ Mark E. Jones

Name: Mark E. Jones
Title: Attorney-In-Fact

[Signature Page to Joint Filing Agreement]